UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2011

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, the Board of Directors of U.S. Bancorp (the "Company") elected Doreen Woo Ho and Roland A. Hernandez as directors of the Company effective as of January 16, 2012. Ms. Woo Ho will serve on the Risk Management Committee and the Community Reinvestment and Public Policy Committee of the Board of Directors and Mr. Hernandez will serve on the Audit Committee and the Community Reinvestment and Public Policy Committee. Ms. Woo Ho and Mr. Hernandez will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the heading "Director Compensation" in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 15, 2011, except that in 2012, (i) members of the Risk Management Committee will receive an additional annual retainer of $7,500 and (ii) non-employee directors will receive an additional fee of $1,500 for attendance at any Board of Directors or committee meetings that are not included on the Company’s regular annual Board meeting calendar, including Board meetings of the Company’s lead subsidiary bank. A copy of the press release issued by the Company on December 13, 2011, announcing these appointments to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On December 13, 2011, the U.S. Bancorp Board of Directors approved an extension of U.S. Bancorp’s existing authorization to repurchase up to 50 million shares of its outstanding common stock in the open market or in privately negotiated transactions through December 31, 2011. No changes were made to this previously announced share repurchase program other than extending the date through which shares may be repurchased to March 31, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated December 13, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

December 13, 2011	By:	Lee R. Mitau

Name: Lee R. Mitau
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 13, 2011